UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      POST-EFFECTIVE AMENDMENT TO FORM S-8

            REGISTRATION STATEMENTS UNDER THE SECURITIES ACT OF 1933

                           BETHLEHEM STEEL CORPORATION
             (Exact name of Registrant as specified in its charter)

                     DELAWARE                              24-0526133
           (State or other jurisdiction of             (I.R.S. Employer
           incorporation or organization)              Identification No.)

                               1170 EIGHTH AVENUE
                       BETHLEHEM, PENNSYLVANIA 18018-2217
                                 (610) 694-2424
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

       SAVINGS PLAN FOR SALARIED EMPLOYEES OF BETHLEHEM STEEL CORPORATION
                            AND SUBSIDIARY COMPANIES

                     1994 NON-EMPLOYEE DIRECTORS STOCK PLAN
                         OF BETHLEHEM STEEL CORPORATION

            BETHLEHEM STEEL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

            1988 STOCK INCENTIVE PLAN OF BETHLEHEM STEEL CORPORATION

            1994 STOCK INCENTIVE PLAN OF BETHLEHEM STEEL CORPORATION

            1998 STOCK INCENTIVE PLAN OF BETHLEHEM STEEL CORPORATION

               LUKENS INC. 1985 STOCK OPTION AND APPRECIATION PLAN
            LUKENS INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
              EMPLOYMENT AGREEMENT DATED OCTOBER 12, 1991, BETWEEN
                       R. WILLIAM VAN SANT AND LUKENS INC.
            CAPITAL ACCUMULATION PLAN FOR CERTAIN SALARIED EMPLOYEES
                       OF BETHLEHEM LUKENS PLATE DIVISION
         BETHLEHEM LUKENS PLATE DIVISION GROUP CAPITAL ACCUMULATION PLAN
             CAPITAL ACCUMULATION PLAN FOR CERTAIN HOURLY EMPLOYEES
       OF BETHLEHEM LUKENS PLATE DIVISION (USW, AFL-CIO, COATESVILLE, PA)
             CAPITAL ACCUMULATION PLAN FOR CERTAIN HOURLY EMPLOYEES
          OF WASHINGTON STEEL CORPORATION (HOUSTON AND WASHINGTON, PA)
                 CAPITAL ACCUMULATION PLAN FOR CERTAIN EMPLOYEES
                 OF WASHINGTON STEEL CORPORATION (MASSILLON, OH)

                           (Full titles of the plans)

[COVER PAGE -- CONTINUED]


                             WILLIAM H. GRAHAM, ESQ.
                           BETHLEHEM STEEL CORPORATION
                               1170 EIGHTH AVENUE
                            BETHLEHEM, PA 18018-2217
                                 (610) 694-7430

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                  THIS POST-EFFECTIVE AMENDMENT TO FORM S-8 REGISTRATION STATEMENTS IS BEING FILED SOLELY TO DEREGISTER ALL SHARES OF COMMON STOCK (AND RELATED PLAN INTERESTS) WHICH WERE REGISTERED UNDER THESE REGISTRATION STATEMENTS AND WHICH HAVE NOT BEEN ISSUED OR SOLD PRIOR TO THE DATE OF FILING HEREOF

                          DEREGISTRATION OF SECURITIES

           This Post-Effective Amendment relates to the following Registration Statements filed on Form S-8:

          1. Registration Statement No. 333-91941 registering 8,000,000 shares of common stock for the Savings Plan of Bethlehem Steel Corporation and Subsidiary Companies.

          2. Registration Statement No. 333-60507 registering 100,000 shares of common stock for the 1994 Non-Employee Directors Stock Plan;

          3. Registration Statement No. 33-23688 registering 5,000,000 shares of common stock for the Bethlehem Steel Corporation Employee Stock Ownership Plan;

          4. Registration Statement No. 33-23516 registering 3,000,000 shares of common stock for the 1988 Stock Incentive Plan of Bethlehem Steel Corporation;

          5. Registration Statement No. 33-58021 registering 4,000,000 shares of common stock for the 1994 Stock Incentive Plan of Bethlehem Steel Corporation;

          6. Registration Statement No. 333-57157 registering 5,000,000 shares of common stock for the 1998 Stock Incentive Plan of Bethlehem Steel Corporation; and

          7. Registration Statement No. 333-53895 registering 4,000,000 shares of common stock for various employee benefit plans and employment agreements acquired pursuant to the merger of Lukens Inc. with and into Bethlehem Steel Corporation (full titles of the plans are set forth on the cover page).

           Each of the registration statements also registered an equal number of preference stock purchase rights, which automatically traded with the common stock.

           On October 15, 2001, the Registrant and 22 of its direct and indirect wholly owned subsidiaries filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. On May 7, 2003, the Registrant sold substantially all of its assets to a subsidiary of International Steel Group, Inc. On July 29, 2003, the Registrant filed its Plan of Liquidation and Disclosure Statement with the Bankruptcy Court, and on October 22, 2003, the Plan of Liquidation was confirmed by the Bankruptcy Court.

           Each of the plans set forth above has been terminated effective prior to the date hereof. This Post-Effective Amendment to Form S-8 Registration Statements is being filed solely to deregister any and all remaining unissued shares of common stock and Plan interests covered by such registration statements as of the date hereof.

                                   SIGNATURES

           PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT TO FORM S-8 REGISTRATION STATEMENTS TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BETHLEHEM, COMMONWEALTH OF PENNSYLVANIA, ON THE 23RD DAY OF OCTOBER, 2003.

                                    BETHLEHEM STEEL CORPORATION
                                        Registrant


                                    By    /s/ Lonnie A. Arnett
                                        ----------------------------------------
                                         Lonnie A. Arnett
                                         Vice President and Controller

           PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT TO FORM S-8 REGISTRATION STATEMENTS HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 23RD DAY OF OCTOBER, 2003.



SIGNATURES                                        TITLE
----------                                        -----


              *                           Director, Chairman and Chief Executive Officer
-------------------------------           (principal executive officer)
    ROBERT S. MILLER, JR.


/s/ Lonnie A. Arnett                      Vice President and Controller
-------------------------------           (principal financial and accounting officer)
    LONNIE A. ARNETT



              *                            Director
-------------------------------
    BENJAMIN R. CIVILETTI



              *                            Director
-------------------------------
    WORLEY H. CLARK



              *                            Director
-------------------------------
    JOHN B. CURCIO



              *                            Director
-------------------------------
    LEWIS B. KADEN



              *                            Director
-------------------------------
    HARRY P. KAMEN



              *                            Director
-------------------------------
    WILLIAM M. LANDUYT



              *                            Director
-------------------------------
    SHIRLEY D. PETERSON



              *                            Director
-------------------------------
    JOHN F. RUFFLE



*BY  /s/ Lonnie A. Arnett
       LONNIE A. ARNETT
       (ATTORNEY-IN-FACT)

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                          DESCRIPTION
------                          -----------

(24)                           Power of Attorney